EXHIBIT 7

TRANSGLOBE ENERGY CORPORATION
CODE OF ETHICS
FOR THE
CHIEF EXECUTIVE OFFICER

As the Chief Executive Officer of TransGlobe Energy Corporation (the "Company"), I am committed to act honestly and in good faith with a view to the best interests of the Company and its shareholders and to set and maintain an ethical standard for the Company. In so doing, I commit to specifically:

  Provide the leadership, supervision and support for the employees of the Company to uphold the principles articulated in this Code of Ethics.
  Represent myself in a reputable manner that reflects the standard of ethical conduct required by the Company.
  Promptly disclose to the Board of Directors any relationship that reasonably could give rise to a conflict of interest.
  Maintain the confidentiality of information acquired in the course of carrying out the duties of the Chief Executive Officer.
  Honour my obligation to serve the best interests of the Company and its shareholders.
  Will, to the best of my ability and knowledge, ensure the Company conforms to market regulations and maintains the transparency of credible financial and non-financial corporate information.
  Insure full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with or submits to public regulatory bodies, and insure compliance with applicable governmental laws, rules and regulations.
  Report promptly to the members of the Board of Directors of the Company if I suspect or recognize a breach of this Code of Ethics by any director or officer of the Company, including my own acts.
  Report promptly to the members of the Board of Directors of the Company if I suspect or recognize acts or practices which may constitute a breach of, or that may jeopardize, the Company’s internal controls.

Acknowledged by:

s/s/ Ross Clarkson
Signature

Ross Clarkson
Chief Executive Officer

April 17, 2003

EXHIBIT 7

TRANSGLOBE ENERGY CORPORATION
CODE OF ETHICS
FOR THE
CHIEF FINANCIAL OFFICER

As the Chief Financial Officer of TransGlobe Energy Corporation (the "Company"), I am committed to act honestly and in good faith with a view to the best interests of the Company and its shareholders. In so doing, I commit to specifically:

  Provide the leadership, supervision and support for the employees of the Company to uphold the principles articulated in this Code of Ethics.
  Represent myself in a reputable manner that reflects the standard of ethical conduct required by the Company.
  Maintain the confidentiality of information acquired in the course of carrying out the duties of the Chief Financial Officer.
  Promptly disclose to the Board of Directors any relationship that reasonably could give rise to a conflict of interest.
  Honour my obligation to serve the best interests of the Company and its shareholders.
  Will, to the best of my ability and knowledge, ensure the Company conforms to market regulations and maintains the transparency of credible financial and non-financial corporate information.
  Insure full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to public regulatory bodies, and insure compliance with applicable governmental laws, rules and regulations.
  Report promptly to the members of the Board of Directors of the Company if I suspect or recognize a breach of this Code of Ethics by any director or officer of the Company, including my own acts.
  Report promptly to the members of the Board of Directors of the Company if I suspect or recognize acts or practices which may constitute a breach of, or that may jeopardize, the Company’s internal controls.

Acknowledged by:

s/s/ David C. Ferguson
Signature

David C. Ferguson
Chief Financial Officer

April 17, 2003

EXHIBIT 7

TRANSGLOBE ENERGY CORPORATION

CODE OF ETHICS
FOR
DIRECTORS and OFFICERS

Approved by Board of Directors: April 17, 2003

s/s/ Robert A. Halpin
(Signature of the Chairman of the Board of Directors)

As an officer or director of TransGlobe Energy Corporation (the "Company"), I am committed to act honestly and in good faith with a view to the best interests of the Company and its shareholders. In so doing, I commit to specifically:

  Provide the leadership, supervision and support for the employees of the Company to uphold the principles articulated in this Code of Ethics.
  Represent myself in a reputable manner that reflects the standard of ethical conduct required by the Company.
  Promptly disclose to the Board of Directors any relationship that reasonably could give rise to a conflict of interest.
  Maintain the confidentiality of information acquired in the course of carrying out the duties of my office.
  Honour my obligation to serve the best interests of the Company and its shareholders.
  Will, to the best of my ability and knowledge, ensure the Company conforms to market regulations and maintains the transparency of credible financial and non-financial corporate information.
  Insure full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with or submits to public regulatory bodies, and insure compliance with applicable governmental laws, rules and regulations.
  Report promptly to the members of the Board of Directors of the Company if I suspect or recognize a breach of this Code of Ethics by any director or officer of the Company, including my own acts.
  Report promptly to the members of the Board of Directors of the Company if I suspect or recognize acts or practices which may constitute a breach of, or that may jeopardize, the Company’s internal controls.

Acknowledged by:

_______________________________________
Signature

_______________________________________
Name – Please Print

_______________________________________
Date